Exhibit 5.1
Simpson Thacher & Bartlett llp
425 Lexington Avenue
New York, N.Y. 10017-3954
(212) 455-2000

Facsimile (212) 455-2502
April 7, 2010
HCA Inc.
One Park Plaza
Nashville, TN 37203
Ladies and Gentlemen:
     We have acted as counsel to HCA Inc., a Delaware corporation (the “Company”), and to the subsidiaries of the Company listed on Schedules I and II hereto (collectively, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $310,000,000 aggregate principal amount of 9 7/8% Senior Secured Notes due 2017 (the “2017 Exchange Notes”), $1,500,000,000 aggregate principal amount of 8 1/2% Senior Secured Notes due 2019 (the “2019 Exchange Notes”), $1,250,000,000 aggregate principal amount of 7 7/8% Senior Secured Notes due 2020 (the “February 2020 Exchange Notes”) and $1,400,000,000 aggregate principal amount of 7 1/4% Senior Secured Notes due 2020 (the “September 2020 Exchange Notes” and, together with the 2017 Exchange Notes, the 2019 Exchange Notes and the February 2020 Exchange Notes, the “Exchange Notes”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes. The 2017 Exchange Notes and the related Guarantees will be issued under an indenture dated as

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of February 19, 2009 (the “February 2009 Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Junior Lien Trustee”); the 2019 Exchange Notes and the related Guarantees will be issued under an indenture dated as of April 22, 2009 (the “April 2009 Indenture”) among the Company, the Guarantors, Law Debenture Trust Company of New York, as trustee (the “First Lien Trustee” and, together with the Junior Lien Trustee, the “Trustees”), and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (the “Paying Agent”); the February 2020 Exchange Notes and the related Guarantees will be issued under an indenture dated as of August 11, 2009 (the “August 2009 Indenture”) among the Company, the Guarantors, the First Lien Trustee and the Paying Agent; and the September 2020 Exchange Notes and the related Guarantees will be issued under an indenture dated as of March 10, 2010 (the “March 2010 Indenture” and together with the February 2009 Indenture, the April 2009 Indenture and the August 2009 Indenture, the “Indentures”) among the Company, the Guarantors, the First Lien Trustee and the Paying Agent. The Company will offer the 2017 Exchange Notes in exchange for $310,000,000 aggregate principal amount of its outstanding 9 7/8% Senior Secured Notes due 2017, the 2019 Exchange Notes in exchange for $1,500,000,000 aggregate principal amount of its outstanding 8 1/2% Senior Secured Notes due 2019, the February 2020 Exchange Notes in exchange for $1,250,000,000 aggregate principal amount of its outstanding 7 7/8% Senior Secured Notes due 2020 and the September 2020 Exchange Notes in exchange for $1,400,000,000 aggregate principal amount of its outstanding 7 1/4% Senior Secured Notes due 2020.
     We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the

HCA Inc.	-3-	April 7, 2010
originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Junior Lien Trustee, the First Lien Trustee and the Paying Agent, as the case may be.
     We have assumed further that (1) each of the Guarantors listed on Schedule I (the “Schedule I Guarantors”) has duly authorized, executed and delivered the Indentures in accordance with the law of the jurisdiction in which it was organized, (2) execution, delivery and performance by each of the Schedule I Guarantors of the Indentures, the Exchange Notes and the Guarantees do not and will not violate the certificate of incorporation, certificate of formation, certificate of limited partnership, by-laws, limited liability company agreement, limited partnership agreement or partnership agreement, as the case may be, of the Schedule I Guarantors or the law of the jurisdiction in which each such Schedule I Guarantor was organized or any other applicable law (excepting the law of the State of New York and the federal laws of the United States) and (3) the execution, delivery and performance by the Company and each

HCA Inc.	-4-	April 7, 2010
Guarantor of the Indentures, the Exchange Notes and the Guarantees do not and will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indentures upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     2. When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indentures upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.
     Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indentures or the Exchange Notes that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of

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rights and defenses contained in Sections 4.16(2), 12.01 and 14.07 of each Indenture or (ii) Section 12.01 and 14.13 of each Indenture relating to severability.
     In addition, we do not express any opinion herein with respect to any matters subject to any statute, judicial ruling or decree, and any administrative or governmental regulation of the United States of America or any state or other political subdivision thereof pertaining to the operating of hospitals and other health care facilities or the provision of health care services, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996; the Balanced Budget Act of 1997; Titles XVIII and XIX of the Social Security Act, 42 U.S.C. § 1395 et seq. and § 1396 et seq.; the federal anti-kickback statute, 42 U.S.C. §1320a-7b(b); the civil monetary penalties law, 42 U.S.C. § 1320a-7a; the civil False Claims Act, 31 U.S.C. §§ 3729-3733; the administrative False Claims Act, 42 U.S.C. § 1320a-7b(a); the “Stark” physician self-referral law, 42 U.S.C. § 1395nn, and similar state laws; the Emergency Medical Treatment and Active Labor Act; the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (P.L. 108-173); the Deficit Reduction Act of 2005; the American Recovery and Reinvestment Act of 2009; the Health Care and Education Reconciliation Act of 2010 (H.R. 4872); federal, state and local licensing, certification and accreditation regulations; and state laws relating to Certificates of Need, and the rules and regulations promulgated thereunder (collectively, the “Health Care Laws”).
     We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States (other than any Health Care Law), the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the

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Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.
Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

Schedule I
Guarantors Incorporated or Formed in Jurisdictions Other Than
the State of Delaware or Constituting Delaware General Partnerships
or Delaware Limited Liability Partnerships

Jurisdiction of
Incorporation or
Entity Name	Formation
Bay Hospital, Inc.	FL
Brigham City Community Hospital, Inc.	UT
Brookwood Medical Center of Gulfport, Inc.	MS
Capital Division, Inc.	VA
Central Florida Regional Hospital, Inc.	FL
Central Shared Services, LLC	VA
Central Tennessee Hospital Corporation	TN
Chippenham & Johnston-Willis Hospitals, Inc.	VA
Colorado Health Systems, Inc.	CO
Columbia ASC Management, L.P.	CA
Columbia Jacksonville Healthcare System, Inc.	FL
Columbia LaGrange Hospital, Inc.	IL
Columbia Medical Center of Arlington Subsidiary, L.P.	TX
Columbia Medical Center of Denton Subsidiary, L.P.	TX
Columbia Medical Center of Las Colinas, Inc.	TX
Columbia Medical Center of Lewisville Subsidiary, L.P.	TX
Columbia Medical Center of McKinney Subsidiary, L.P.	TX
Columbia Medical Center of Plano Subsidiary, L.P.	TX
Columbia North Hills Hospital Subsidiary, L.P.	TX
Columbia Ogden Medical Center, Inc.	UT
Columbia Parkersburg Healthcare System, LLC	WV
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	TX
Columbia Polk General Hospital, Inc.	GA
Columbia Riverside, Inc.	CA
Columbia/Alleghany Regional Hospital, Incorporated	VA
Columbia/HCA John Randolph, Inc.	VA
Columbine Psychiatric Center, Inc.	CO
Columbus Cardiology, Inc.	GA
Conroe Hospital Corporation	TX
Dauterive Hospital Corporation	LA
Dublin Community Hospital, LLC	GA
Eastern Idaho Health Services, Inc.	ID
Edward White Hospital, Inc.	FL
El Paso Surgicenter, Inc.	TX
Encino Hospital Corporation, Inc.	CA
Fairview Park, Limited Partnership	GA
Frankfort Hospital, Inc.	KY

Jurisdiction of
Incorporation or
Entity Name	Formation
Galen Property, LLC	VA
Green Oaks Hospital Subsidiary, L.P.	TX
Greenview Hospital, Inc.	KY
HCA Central Group, Inc.	TN
HCA Health Services of Florida, Inc.	FL
HCA Health Services of Louisiana, Inc.	LA
HCA Health Services of Oklahoma, Inc.	OK
HCA Health Services of Tennessee, Inc.	TN
HCA Health Services of Virginia, Inc.	VA
HCA Realty, Inc.	TN
HD&S Corp. Successor, Inc.	FL
Health Midwest Office Facilities Corporation	MO
Health Midwest Ventures Group, Inc.	MO
Hendersonville Hospital Corporation	TN
Hospital Corporation of Tennessee	TN
Hospital Corporation of Utah	UT
HSS Virginia, L.P.	VA
HTI Memorial Hospital Corporation	TN
Integrated Regional Lab, LLC	FL
Integrated Regional Laboratories, LLP	DE
KPH-Consolidation, Inc.	TX
Largo Medical Center, Inc.	FL
Las Vegas Surgicare, Inc.	NV
Lawnwood Medical Center, Inc.	FL
Lewis-Gale Hospital, Incorporated	VA
Lewis-Gale Physicians, LLC	VA
Los Robles Regional Medical Center	CA
Marietta Surgical Center, Inc.	GA
Marion Community Hospital, Inc.	FL
MCA Investment Company	CA
Memorial Healthcare Group, Inc.	FL
Midwest Division — RBH, LLC	MO
Montgomery Regional Hospital, Inc.	VA
Mountain View Hospital, Inc.	UT
National Patient Account Services, Inc.	TX
Nashville Shared Services General Partnership	DE
New Port Richey Hospital, Inc.	FL
New Rose Holding Company, Inc.	CO
North Florida Immediate Care Center, Inc.	FL
North Florida Regional Medical Center, Inc.	FL
Northern Utah Healthcare Corporation	UT
Northern Virginia Community Hospital, LLC	VA

Jurisdiction of
Incorporation or
Entity Name	Formation
Northlake Medical Center, LLC	GA
Notami Hospitals of Louisiana, Inc.	LA
Okaloosa Hospital, Inc.	FL
Okeechobee Hospital, Inc.	FL
Palmyra Park Hospital, Inc.	GA
Pasadena Bayshore Hospital, Inc.	TX
Pulaski Community Hospital, Inc.	VA
Redmond Park Hospital, LLC	GA
Redmond Physician Practice Company	GA
The Regional Health System of Acadiana, LLC	LA
Retreat Hospital, LLC	VA
Rio Grande Regional Hospital, Inc.	TX
Riverside Healthcare System, L.P.	CA
Sarasota Doctors Hospital, Inc.	FL
Southern Hills Medical Center, LLC	NV
Spotsylvania Medical Center, Inc.	VA
Spring Branch Medical Center, Inc.	TX
Spring Hill Hospital, Inc.	TN
St. Mark’s Lone Peak Hospital, Inc.	UT
Sun City Hospital, Inc.	FL
Sunrise Mountainview Hospital, Inc.	NV
Surgicare of Brandon, Inc.	FL
Surgicare of Florida, Inc.	FL
Surgicare of Houston Women’s, Inc.	TX
Surgicare of Manatee, Inc.	FL
Surgicare of New Port Richey, Inc.	FL
Surgicare of Palms West, LLC	FL
Surgicare of Riverside, LLC	CA
Tallahassee Medical Center, Inc.	FL
TCMC Madison-Portland, Inc.	TN
Terre Haute MOB, L.P.	IN
Timpanogos Regional Medical Services, Inc.	UT
VH Holdco, Inc.	NV
VH Holdings, Inc.	NV
Virginia Psychiatric Company, Inc.	VA
W & C Hospital, Inc.	TX
Walterboro Community Hospital, Inc.	SC
West Florida Regional Medical Center, Inc.	FL
West Valley Medical Center, Inc.	ID
Western Plains Capital, Inc.	NV
WHMC, Inc.	TX
Woman’s Hospital of Texas, Incorporated	TX

Schedule II
Guarantors That Are Corporations, Limited Liability Companies or Limited
Partnerships Incorporated or Formed in the State of Delaware

Jurisdiction of
Incorporation or
Entity Name	Formation
American Medicorp Development Co.	Delaware
Centerpoint Medical Center of Independence, LLC	Delaware
CHCA Bayshore, L.P.	Delaware
CHCA Conroe, L.P.	Delaware
CHCA Mainland, L.P.	Delaware
CHCA West Houston, L.P.	Delaware
CHCA Woman’s Hospital, L.P.	Delaware
CMS GP, LLC	Delaware
Columbia Rio Grande Healthcare, L.P.	Delaware
Columbia Valley Healthcare System, L.P.	Delaware
Dallas/Ft. Worth Physician, LLC	Delaware
EP Health, LLC	Delaware
Fairview Park GP, LLC	Delaware
Good Samaritan Hospital, L.P.	Delaware
Goppert-Trinity Family Care, LLC	Delaware
GPCH-GP, Inc.	Delaware
Grand Strand Regional Medical Center, LLC	Delaware
HCA — IT&S Field Operations, Inc.	Delaware
HCA — IT&S Inventory Management, Inc.	Delaware
HCA Management Services, L.P.	Delaware
Healthtrust MOB, LLC	Delaware
Hospital Development Properties, Inc.	Delaware
HSS Holdco, LLC	Delaware
HSS Systems VA, LLC	Delaware
HSS Systems, LLC	Delaware
JFK Medical Center Limited Partnership	Delaware
Lakeland Medical Center, LLC	Delaware
Lakeview Medical Center, LLC	Delaware
Lewis-Gale Medical Center, LLC	Delaware
Management Services Holdings, Inc.	Delaware
Medical Centers of Oklahoma, LLC	Delaware
Medical Office Buildings of Kansas, LLC	Delaware
Midwest Division — ACH, LLC	Delaware
Midwest Division — LRHC, LLC	Delaware
Midwest Division — LSH, LLC	Delaware
Midwest Division — MCI, LLC	Delaware

Jurisdiction of
Incorporation or
Entity Name	Formation
Midwest Division — MMC, LLC	Delaware
Midwest Division — OPRMC, LLC	Delaware
Midwest Division — PFC, LLC	Delaware
Midwest Division — RMC, LLC	Delaware
Midwest Division — RPC, LLC	Delaware
Midwest Holdings, Inc.	Delaware
Notami Hospitals, LLC	Delaware
Outpatient Cardiovascular Center of Central Florida, LLC	Delaware
Palms West Hospital Limited Partnership	Delaware
Plantation General Hospital, L.P.	Delaware
Reston Hospital Center, LLC	Delaware
Riverside Hospital, Inc.	Delaware
Samaritan, LLC	Delaware
San Jose Healthcare System, LP	Delaware
San Jose Hospital, L.P.	Delaware
San Jose Medical Center, LLC	Delaware
San Jose, LLC	Delaware
SJMC, LLC	Delaware
Terre Haute Hospital GP, Inc.	Delaware
Terre Haute Hospital Holdings, Inc.	Delaware
Terre Haute Regional Hospital, L.P.	Delaware
Trident Medical Center, LLC	Delaware
Utah Medco, LLC	Delaware
Wesley Medical Center, LLC	Delaware